UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 2, 2005
WEBSIDESTORY, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-31613 (Commission File Number)	33-0072173 (IRS Employer Identification No.)

10182 Telesis Court, 6th Floor, San Diego, California (Address of Principal Executive Offices)		92121 (Zip Code)
Registrant’s telephone number, including area code: (858) 546-0400
Not Applicable
(Former Name or Former Address, if Changed Since Last Report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02(a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
SIGNATURES

Item 4.02(a). Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.
On November 2, 2005, the chief executive officer and chief financial officer of WebSideStory, Inc. (the “Company”) and the Audit Committee of the Company’s Board of Directors, concluded that (i) the Company’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 filed with the Securities and Exchange Commission (the “SEC”) on March 29, 2005 (the “Form 10-K”) and its unaudited consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005 filed with the SEC on May 6, 2005 and August 12, 2005, respectively (the “Form 10-Qs”), should be restated to correct for an error in the Company’s accounting treatment of a sublease; and (ii) the above mentioned consolidated financial statements included in the Form 10-K and Form 10-Qs should no longer be relied upon. The Company’s executive officers and Audit Committee have discussed the matters disclosed in this Current Report on Form 8-K with the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP.
The restatement adjustments resulted from an error in the Company’s accounting treatment of a sublease under the Company’s lease for its headquarters building in San Diego, California. Historically, the Company had recorded rental expense on the entire leased facility on a straight-line basis over the lease term (as defined by Statement of Financial Accounting Statements No. 13, Accounting for Leases), resulting in a consistent rental expense each period. The sublease in question was entered into in 2001, amended in 2003, and expires at the end of 2006. From the time that the Company first entered into the sublease in 2001, it had recorded its rental expense net of sublease income for each period over the term of the sublease. Both the rental expense under the lease and the sublease income were fully disclosed in the Company’s prior financial statements.
However, under Financial Accounting Standards Board Technical Bulletin 79-15, Accounting for Loss on Sublease Not Involving the Disposal of a Segment and Statement of Financial Accounting Statements No. 146, Accounting for Costs Associated with Exit of Disposal Activities, the Company should have recorded an expense and a liability related to the projected shortfall between the Company’s rent obligation under the lease and the rental income to be received over the term of the sublease. The table below summarizes the adjustments to rental expense per fiscal year that are required to effect this change in accounting for the sublease, during the period from inception of the sublease in 2001 through the second quarter of 2005. These adjustments result in greater rental expense to the Company in 2001 and 2003, and a reduction in the Company’s rental expense in 2002 and for the years 2004 through 2006. In connection with this restatement, the Company intends to record in 2004 certain expenses incurred in 2004 that were not recorded until 2005. All numbers are in thousands, except earnings per share (“EPS”) data.

	2001	2002	2003	2004	Q1-Q2 2005
Sublease related charge	$(590)	—	$(410)	—	—
Sublease portion of rental expense previously recorded in the financial statements	105	204	190	177	85.5
Adjustment to rental expense to be recorded in restated financial statements	(485)	204	(220)	177	85.5
Impact on basic EPS	(0.13)	0.05	(0.05)	0.02	0.00
Impact on diluted EPS	(0.13)	0.05	(0.05)	0.02	0.00
The Company plans to reflect these restatements in amendments to the Form 10-K and Form 10-Qs on Form 10-K/A and on Form 10-Q/A to be filed with the SEC as soon as practicable.
The adjustments described above resulted from the correction of an accounting error and are not attributable to any misconduct by Company employees.
According to the Public Company Accounting Oversight Board’s Auditing Standard No. 2, An Audit of Internal Control over Financial Reporting Performed in Conjunction with an Audit of Financial Statements, restatement of financial statements in prior filings with the SEC is a strong indicator of the existence of a material weakness in internal control over financial reporting. A “material weakness” is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected.
Although the Company has not yet been required to assess and report on the effectiveness of its internal control over financial reporting, when we file our Quarterly Report on Form 10-Q for the quarter ended September 30, 2005 and our amended reports on Form 10-K/A and Form 10-Q/A, we expect to report the existence of material weaknesses in the Company’s internal control over financial reporting related to the application of lease accounting principles and staffing levels in the Company's accounting and SEC reporting departments. The Company is working to remediate these material weaknesses and will perform additional analyses and other procedures to ensure that the consolidated financial statements to be included in the Form 10-Q and the Forms 10-K/A and 10-Q/A are fairly presented, in all material respects, in accordance with accounting principles generally accepted in the United States of America.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSIDESTORY, INC.
Date: November 8, 2005
	By:	/s/ Thomas D. Willardson
Thomas D. Willardson
Chief Financial Officer